                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE              For further information, call:
                                   Patrick J. Bagley, Sr. Vice President-Finance
Dover, Delaware, April 24, 2003    (302) 857-3745


                     DOVER MOTORSPORTS, INC. REPORTS RESULTS
                      FOR THE QUARTER ENDED MARCH 31, 2003

Dover Motorsports, Inc. (NYSE-Symbol: DVD) today reported its results for the quarter ended March 31, 2003.

Revenues were $3,967,000 compared with $996,000 in the first quarter of 2002. The Company promoted one major motorsports event during the first quarter of 2003, which was the CART inaugural grand prix event in St. Petersburg, Florida. The increase in revenue in 2003 was substantially all from the St. Petersburg event as the Company's revenue from weekly and special events and track rentals from its other facilities was essentially the same as in the prior year.

The inaugural Grand Prix of St. Petersburg event, which was run through the streets of a revitalized St. Petersburg was successful in all operational aspects. Unfortunately, the event did not meet revenue goals as a result of the soft economy, a threat of war and too few sponsors.

Operating and marketing expenses for the quarter ended March 31, 2003 increased by $4,277,000, principally as a result of the new event in St. Petersburg and also due to higher sales and marketing expenses.

A 2.8% increase in general and administrative expenses for the quarter ended March 31, 2003 included higher wages, benefits and insurance for the Company on a stand-alone basis after the spin-off of its gaming business, but these increases were substantially offset by other cost reductions throughout the Company. General and administrative expenses also were $908,000 less than in the fourth quarter of 2002, which reflected the impact of certain recent cost-cutting measures. Net interest expense increased by $362,000 in the first quarter as the prior year amount reflected a pre-spin-off capital structure.


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

Depreciation and amortization increased by 11.4% in the first quarter of 2003 primarily due to recent investments required for the inaugural grand prix events in Denver and St. Petersburg.

Loss from continuing operations for the quarter ended March 31, 2003 was $4,993,000 or $.13 per diluted share compared with $4,363,000 or $.12 per diluted share for the comparable period of the prior year.

The financial condition of the Company improved during the first quarter despite the expected seasonal loss from operations. Cash flow from operations was $10,973,000 in the first quarter of 2003 compared with $11,368,000 in the prior year. Virtually all of the Company's cash flow was used to reduce indebtedness, which decreased by $10,429,000 during the first quarter. Capital spending was $1,823,000 in the first quarter, with most of it used for the completion of the St. Petersburg street construction project.

At March 31, 2003, the Company's indebtedness was $61,000,000 compared with $78,636,000 at April 1, 2002.

                                      * * *


This release contains or may contain forward-looking statements based on management's beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company's SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading marketer and promoter of motorsports entertainment in the United States. Its motorsports subsidiaries operate seven motorsports tracks (four permanent facilities and three temporary circuits) in six states and promote motorsports events under the auspices of four of the premier sanctioning bodies in motorsports - NASCAR, CART, IRL and NHRA. The Company owns and operates Dover International Speedway in Dover, Delaware; Nashville Superspeedway near Nashville, Tennessee; Gateway International Raceway near St. Louis, Missouri; and Memphis Motorsports Park near Memphis, Tennessee. It also organizes and promotes the Toyota Grand Prix of Long Beach in California, the Shell Grand Prix of Denver in Colorado and the Grand Prix of St. Petersburg in Florida.


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

                             DOVER MOTORSPORTS, INC.
                       CONSOLIDATED STATEMENT OF EARNINGS
                     In Thousands, Except Per Share Amounts
                                   (Unaudited)

                                                                         Three Months Ended March 31,
                                                                       ----------------------------------
                                                                            2003                2002
                                                                       ------------         -------------
Revenues                                                               $      3,967         $         996

Expenses:
     Operating and marketing                                                  6,470                 2,193
     Depreciation and amortization                                            2,626                 2,357
     General and administrative                                               3,611                 3,511
                                                                       ------------         -------------
                                                                             12,707                 8,061
                                                                       ------------         -------------

Operating loss                                                               (8,740)               (7,065)
Interest expense, net                                                         1,246                   884
                                                                       ------------         -------------
Loss from continuing operations before income
     taxes and cumulative effect of accounting change                        (9,986)               (7,949)

Income tax benefit                                                           (4,993)               (3,586)
                                                                       ------------         -------------
Loss from continuing operations before
     cumulative effect of accounting change                                  (4,993)               (4,363)

Earnings from discontinued operation, net of income
     taxes of $3,542                                                              -                 5,168

Direct costs of spin-off, net of income tax benefit of $90                        -                  (691)
                                                                       ------------         -------------

(Loss) earnings before cumulative effect of accounting
     change                                                                  (4,993)                  114
Cumulative effect of accounting change for goodwill
     impairment                                                                   -               (28,606)
                                                                       ------------         -------------
Net loss                                                               $     (4,993)        $     (28,492)
                                                                       ============         =============
Loss per common share - basic:
     Continuing operations before accounting change                    $      (0.13)        $       (0.12)
     Discontinued operation                                                       -                  0.12
     Accounting change                                                            -                 (0.75)
                                                                       ------------         -------------
     Net loss                                                          $     (0.13)         $       (0.75)
                                                                       ===========          =============
Loss per common share - diluted:
     Continuing operations before accounting change                    $      (0.13)        $       (0.12)
     Discontinued operation                                                       -                  0.12
     Accounting change                                                            -                 (0.75)
                                                                       ------------         -------------
     Net loss                                                          $      (0.13)        $       (0.75)
                                                                       ============         =============
Average shares outstanding:
     -   Basic                                                               39,734                38,053
     -   Diluted                                                             39,734                38,053


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

                             DOVER MOTORSPORTS, INC.
                           CONSOLIDATED BALANCE SHEET
                                  In Thousands
                                   (Unaudited)

                                                                        March 31,        December 31,
                                                                          2003               2002
                                                                   --------------     ---------------
ASSETS

Current assets:
     Cash and cash equivalents                                     $        389         $         454
     Accounts receivable                                                  9,820                 3,526
     Inventories                                                            585                   382
     Prepaid expenses and other                                           4,708                 4,088
     Income taxes receivable                                             5,385                  5,906
     Deferred income taxes                                                  450                   810
                                                                   ------------         -------------
       Total current assets                                              21,337                15,166

Property and equipment, net                                             244,183               244,965
Restricted cash                                                           1,916                 3,683
Other assets, net                                                         1,741                 1,790
Deferred income taxes                                                     7,889                 6,868
Goodwill, net                                                            21,883                21,883
                                                                   ------------         -------------
       Total assets                                                $    298,949         $     294,355
                                                                   ============         =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                              $      1,540         $       1,411
     Accrued liabilities                                                  4,139                 5,325
     Payable to Dover Downs Gaming & Entertainment, Inc.                  1,490                   793
     Current portion of long-term debt                                      745                   685
     Deferred revenue                                                    31,230                12,080
                                                                   ------------         -------------
       Total current liabilities                                         39,144                20,294

Notes payable to banks                                                   41,770                51,515
Long-term debt                                                           18,485                19,229
Other liabilities                                                           107                   107
Deferred income taxes                                                    44,211                42,677

Stockholders' equity:
     Common stock                                                         1,638                 1,614
     Class A common stock                                                 2,345                 2,345
     Additional paid-in capital                                         127,235               127,169
     Retained earnings                                                   24,344                29,735
     Accumulated other comprehensive loss                                  (330)                 (330)
                                                                   ------------         -------------
     Total stockholders' equity                                         155,232               160,533
                                                                   ------------         -------------
       Total liabilities and stockholders' equity                  $    298,949         $     294,355
                                                                   ============         =============


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

                             DOVER MOTORSPORTS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  In Thousands
                                   (Unaudited)

                                                                       Three Months Ended March 31,
                                                                      ------------------------------
                                                                          2003              2002
                                                                      ------------      ------------
Cash flows from operating activities:
     Net loss                                                           $  (4,993)      $    (28,492)
     Adjustments to reconcile net loss to net
         cash provided by operating activities:
         Depreciation and amortization                                       2,626             2,357
         Amortization and write-off of credit facility fees                    220                 -
         Earnings from discontinued operation, net                               -            (5,168)
         Cumulative effect of accounting change                                  -            28,606
         Deferred income taxes                                                 873               555
         Changes in assets and liabilities:
              Accounts receivable                                           (6,294)             (982)
              Inventories                                                     (203)                -
              Prepaid expenses and other                                      (567)           (4,641)
              Accounts payable                                                 129             2,208
              Accrued liabilities                                           (1,186)             (337)
              Payable to Dover Downs Gaming & Entertainment, Inc.              697                 -
              Income taxes receivable/payable                                  521           (2,362)
              Deferred revenue                                              19,150            19,624
                                                                      ------------      ------------
Net cash provided by continuing operations                                  10,973            11,368
                                                                      ------------      ------------

Cash flows from investing activities:
     Capital expenditures                                                   (1,823)             (543)
     Restricted cash                                                         1,767             1,656
                                                                      ------------      ------------
Net cash used in investing activities of continuing operations                 (56)            1,113
                                                                      ------------      ------------

Cash flows from financing activities:

     Borrowings from revolving debt agreement                                5,950            81,270
     Repayments on revolving debt agreement                                (15,695)          (88,149)
     Repayments of long-term debt                                             (684)             (635)
     Repayment of shareholder loan                                               -                92
     Proceeds from stock options exercised                                      90                 -
     Credit facility amendment fees                                           (245)                -
     Dividends paid                                                           (398)           (1,713)
                                                                      ------------      ------------
Net cash used in financing activities                                      (10,982)           (9,135)
                                                                      ------------      ------------
Net cash used in discontinued operation                                          -            (1,730)
                                                                      ------------      ------------
Net (decrease) increase in cash and cash equivalents                           (65)            1,616
Cash and cash equivalents, beginning of period                                 454             2,948
                                                                      ------------      ------------
Cash and cash equivalents, end of period                              $        389      $      4,564
                                                                      ============      ============


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